Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information, Contact: Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman PondelWilkinson Inc. 310.279.5980 lberman@pondel.com

QAD Reports Fiscal 2022 Second Quarter and Year-to-Date Financial Results

SANTA BARBARA, Calif. – August 25, 2021 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of next generation manufacturing and supply chain solutions in the cloud, today reported financial results for the fiscal 2022 second quarter and first six months ended July 31, 2021.

On June 28, 2021, QAD announced that it signed an agreement to be acquired by Thoma Bravo for $2 billion. Under the terms of the agreement, and subject to satisfaction of the conditions set forth therein, QAD shareholders will receive $87.50 per share of Class A Common Stock or Class B Common Stock. Given the pending acquisition, QAD is withdrawing guidance for the remainder of the year.

Fiscal 2022 Second Quarter Financial Results:

Total revenue for the fiscal 2022 second quarter grew to $84.8 million from $74.1 million for the fiscal 2021 second quarter, resulting primarily from increases in subscription and professional services revenue. Currency had a $2.8 million positive impact on total revenue compared with last year’s second quarter, and a $689,000 positive impact on net income. Fiscal 2022 second quarter subscription revenue grew 24 percent from the same quarter last year, and accounted for 45 percent of total revenue, a three-percentage point increase over last year’s second quarter.

Additional fiscal 2022 second quarter financial results, compared with the same period last year, include:

●	Subscription revenue of $38.4 million, up from $31.1 million. Currency had a $1.1 million positive impact.
●	Subscription gross margin of 69 percent, versus 65 percent.
●	License revenue of $2.8 million, compared with $3 million. Currency had an $89,000 positive impact.
●	Professional services revenue of $17.2 million, compared with $13.5 million. Currency had a $530,000 positive impact.
●	Professional services gross margin of 13 percent, versus 3 percent.
●	Maintenance revenue of $26.4 million, compared with $26.5 million. Currency had a $1.1 million positive impact.
●	General and administrative expense of $20.9 million, compared with $10.3 million. The increase included $7.6 million in transaction costs resulting from Thoma Bravo’s planned acquisition of QAD.
●

Operating loss of $5.8 million, including stock compensation expense of $4.7 million, versus operating income of $2.3 million, including stock compensation expense of $4 million. Excluding the transaction costs already mentioned, operating income would have been $1.8 million.

●	GAAP pre-tax loss of $5.4 million, versus GAAP pre-tax income of $500,000.
●	Non-GAAP pre-tax income of $8.7 million, compared with $4.5 million.
●	Income tax expense of $967,000, versus $440,000.
●	GAAP net loss of $6.3 million, or ($0.31) per Class A share and ($0.26) per Class B share, versus GAAP net income of $60,000, or breakeven per diluted Class A share and diluted Class B share.

“During the second quarter, QAD continued to grow cloud revenue, while improving cloud and services margins.” said Anton Chilton, QAD’s Chief Executive Officer. “Excluding transaction costs related to our pending acquisition by Thoma Bravo, operating income exceeded our target.”

Fiscal 2022 Second Quarter Revenue by Vertical and Geography:

By vertical, high-tech and industrial represented 37% of total revenue, automotive was 30% of total revenue, consumer products and food and beverage contributed 16% of total revenue, and life sciences and other accounted for 17% of total revenue.

By geography, North America accounted for 49% of total revenue, EMEA contributed 32% of total revenue, Asia Pacific was 13% of total revenue, and Latin America accounted for 6% of total revenue.

Fiscal 2022 Six-Month Financial Results:

Total revenue for the first half of fiscal 2022 was $167.8 million, compared with $148.2 million for the same period last year. Currency had a $5.6 million positive impact on total revenue. Subscription revenue grew 21 percent to $75.1 million for the fiscal 2022 year-to-date period, compared with $61.8 million for the fiscal 2021 year-to-date period. Operating loss was $5.0 million, including stock compensation expense of $8.4 million, versus operating income of $1.4 million, including stock compensation expense of $6.4 million. Operating results for the first half of fiscal 2022 included $8.2 million in transaction costs resulting from Thoma Bravo’s planned acquisition of QAD. GAAP pre-tax loss was $4.9 million for the first six months of fiscal 2022, compared with GAAP pre-tax income of $1.1 million for the first six months of fiscal 2021. Non-GAAP pre-tax income was $13.9 million for the first six months of fiscal 2022, compared with $7.8 million for the same period last year. GAAP net loss was $4.5 million, or ($0.22) per Class A share and ($0.18) per Class B share, for the first half of fiscal 2021. GAAP net loss for the first half of fiscal 2021 was $350,000, or ($0.02) per Class A share and ($0.01) per Class B share.

QAD's cash and equivalents balance at July 31, 2021 was $136.5 million, compared with $142.5 million at January 31, 2021. Cash provided by operations for the first six months of fiscal 2022 was $21.4 million, compared with $16 million for the first six months of fiscal 2021.

Fiscal 2022 Second Quarter Highlights:

●	Received orders from 32 customers representing more than $500,000 each in combined subscription, license, maintenance and professional services billings, including 14 orders exceeding $1 million;
●

Received cloud or license orders from companies across QAD’s six vertical markets, including: Argon Medical Devices Inc., Caterpillar Inc., Daregal, Geodis USA, LLC, GKN Automotive Limited, Green Bay Packaging Inc., Huf Hülsbeck & Fürst GmbH & Co. KG, Intersect ENT Inc., Joysonquin Automotive Systems, La Brosse Et Dupont S.A.S., Lear Corporation, Longchamp, M&M Manufacturing Company, Magna Automotive Mirrors, Oticon A/S, RxSight, Inc., Saint-Gobain PPL Corporation, University of California, San Diego, Volta Trucks Ltd., Worldwide Innovations & Technologies, Xandor Automotive GmbH, and Yantai Shougang Magnetic Materials;

●	Expanded QAD’s Global Partner Network to include India-based JK Tech, TCC Technology in Thailand, and Virtual Integrated Analytics Solutions (VIAS) Mexico;
●

Selected four partners, from more than 100 in the QAD Global Partner Network, as winners of its Partner Program Awards for 2021. The annual awards recognize partners in the QAD community for their achievements in contributing to the success of QAD customers; and

●	Maintained Veracode Verified Standard Status for QAD Adaptive ERP, a program that validates a company's secure software development processes.

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the second quarter and first six months of fiscal 2022. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense, transaction costs related to Thoma Bravo’s pending acquisition of QAD, the change in fair value of contingent consideration related to QAD’s acquisitions of Allocation Network GmbH and FTZ Corp. and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets, transaction costs related to Thoma Bravo’s pending acquisition of QAD, the change in fair value of contingent consideration related to QAD’s acquisitions of Allocation Network GmbH and FTZ Corp. and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships and trade name, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Transaction costs related to Thoma Bravo’s acquisition of QAD: The company has incurred transaction costs related to Thoma Bravo’s planned acquisition of QAD. The company has excluded these costs from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations as these costs are one time in nature and omitting them will provide more consistent internal comparisons to the company’s historical operating results. In addition, the company believes excluding the transaction costs provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of contingent consideration: In conjunction with the acquisitions of Allocation Network GmbH and FTZ Corp., the company structured future earn out payments based on the bookings performance of each of the acquired companies. In accordance with GAAP, the company recorded the fair market value of the future earnouts at the time of acquisition as contingent consideration and updates to the fair market value of the contingent consideration are recorded to general and administrative expense. QAD has excluded the change in fair value of the contingent consideration from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding fair market value adjustments to the contingent consideration provides a more useful comparison of its operating results to the operating results of its peers.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. is a leading provider of next-generation manufacturing and supply chain solutions in the cloud. Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences. In order to survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed. QAD calls these companies Adaptive Manufacturing Enterprises. QAD solutions help customers in the automotive, life sciences, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 30 offices globally. Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise. To learn more, visit www.qad.com or call +1 805-566-6100.  Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

“QAD” is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Important Information for Investors and Stockholders

In connection with the proposed transaction between QAD Inc. (the “Company”) and Thoma Bravo, the Company intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.qad.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2021 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows; (ix) adverse economic, market or geo-political conditions that may disrupt the Company’s business and cloud service offerings, including defects and disruptions in the Company’s services, ability to properly manage cloud service offerings, reliance on third-party hosting and other service providers, and exposure to liability and loss from security breaches; (x) uncertainties as to demand for the Company’s products, including cloud service, licenses, services and maintenance; (xi) the possibility of pressure to make concessions on pricing and changes in the Company’s pricing models; (xii) risks related to the protection of the Company’s intellectual property; (xiii) changes in the Company’s dependence on third-party suppliers and other third-party relationships, including sales, services and marketing channels; (xiv) changes in the Company’s revenue, earnings, operating expenses and margins; (xv) the reliability of the Company’s financial forecasts and estimates of the costs and benefits of transactions; (xvi) the Company’s ability to leverage changes in technology; (xvii) risks related to defects in the Company’s software products and services; (xviii) changes in third-party opinions about the Company; (xix) changes in competition in the Company’s industry; (xx) delays in sales; (xxi) timely and effective integration of newly acquired businesses; (xxii) changes in economic conditions in the Company’s vertical markets and worldwide; (xxiii) fluctuations in exchange rates; and (xxiv) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription	$38,426	$31,066	$75,112	$61,837
License	2,784	3,043	5,899	4,264
Maintenance	26,440	26,486	53,003	52,894
Professional services	17,189	13,486	33,796	29,233
Total revenue	84,839	74,081	167,810	148,228
Cost of revenue:
Subscription	12,072	10,739	24,234	21,087
License	548	565	1,086	966
Maintenance	6,682	6,413	13,237	13,157
Professional services	14,987	13,106	29,921	28,038
Total cost of revenue	34,289	30,823	68,478	63,248
Gross profit	50,550	43,258	99,332	84,980
Operating expenses:
Sales and marketing	19,494	17,420	39,061	35,977
Research and development	15,527	13,161	31,165	27,178
General and administrative	20,886	10,299	33,462	20,316
Amortization of intangibles from acquisitions	399	65	639	129
Total operating expenses	56,306	40,945	104,327	83,600
Operating (loss) income	(5,756)	2,313	(4,995)	1,380
Other (income) expense:
Interest income	(69)	(213)	(143)	(649)
Interest expense	176	155	317	305
Other (income) expense, net	(508)	1,871	(270)	639
Total other (income) expense, net	(401)	1,813	(96)	295
(Loss) income before income taxes	(5,355)	500	(4,899)	1,085
Income tax expense (benefit)	967	440	(409)	1,435
Net (loss) income	$(6,322)	$60	$(4,490)	$(350)

Net (loss) income	$(6,322)	$60	$(4,490)	$(350)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(460)	1,607	(621)	(1,048)
Total comprehensive (loss) income	$(6,782)	$1,667	$(5,111)	$(1,398)

Diluted (loss) income per share
Class A	$(0.31)	$-	$(0.22)	$(0.02)
Class B	$(0.26)	$-	$(0.18)	$(0.01)

Diluted Weighted Shares
Class A	17,533	17,813	17,457	17,179
Class B	3,339	3,389	3,335	3,321

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and equivalents	$136,489	$142,501
Accounts receivable, net	49,041	82,609
Prepaid expenses and other current assets	24,983	22,923
Total current assets	210,513	248,033

Property and equipment, net	23,653	25,598
Lease right-of-use assets, net	18,753	21,016
Capitalized software costs, net	10,227	7,980
Goodwill	32,198	25,336
Deferred tax assets, net	8,763	8,526
Other assets, net	18,522	14,298

Total assets	$322,629	$350,787

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$12,310	$527
Lease liabilities	4,763	4,904
Accounts payable and other current liabilities	49,492	48,329
Deferred revenue	110,394	125,724
Total current liabilities	176,959	179,484

Long-term debt	-	11,825
Long-term lease liabilities	15,292	17,510
Other liabilities	13,876	12,502

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	200,461	205,630
Treasury stock	(2,834)	(3,073)
Accumulated deficit	(72,337)	(64,924)
Accumulated other comprehensive loss	(8,809)	(8,188)
Total stockholders' equity	116,502	129,466

Total liabilities and stockholders' equity	$322,629	$350,787

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	July 31,
	2021	2020

Net cash provided by operating activities	$21,365	$16,024

Cash flows from investing activities:
Purchase of property and equipment	(442)	(1,325)
Capitalized software costs	(576)	(626)
Acquisition of businesses, net of cash acquired	(9,493)	-
Proceeds from sale of property and equipment	49	-
Net cash used in investing activities	(10,462)	(1,951)

Cash flows from financing activities:
Repayments of debt	(335)	(306)
Tax payments related to stock awards	(13,312)	(5,942)
Dividends paid	(2,923)	(2,879)
Net cash used in financing activities	(16,570)	(9,127)

Effect of exchange rates on cash and equivalents	(345)	(956)
Net (decrease) increase in cash and equivalents	(6,012)	3,990
Cash and equivalents at beginning of period	142,501	136,717
Cash and equivalents at end of period	$136,489	$140,707

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

Total revenue	$84,839	$74,081	$167,810	$148,228

Net (loss) income	(6,322)	60	(4,490)	(350)
Add back:
Net interest expense (income)	107	(58)	174	(344)
Depreciation	1,103	1,474	2,349	2,770
Amortization	1,166	366	2,063	720
Income tax expense (benefit)	967	440	(409)	1,435
EBITDA	$(2,979)	$2,282	$(313)	$4,231
Add back:
Stock-based compensation expense	4,745	3,951	8,382	6,356
Transaction costs related to Thoma Bravo's acquisition of QAD	7,570	-	8,215	-
Change in fair value of contingent consideration	893	-	893	-
Change in fair value of interest rate swap	(54)	(32)	(118)	219
Adjusted EBITDA	$10,175	$6,201	$17,059	$10,806
Adjusted EBITDA margin	12%	8%	10%	7%

Non-GAAP pre-tax income reconciliation

(Loss) income before income taxes	$(5,355)	$500	$(4,899)	$1,085
Add back:
Stock-based compensation expense	4,745	3,951	8,382	6,356
Amortization of purchased intangible assets	866	72	1,466	143
Transaction costs related to Thoma Bravo's acquisition of QAD	7,570	-	8,215	-
Change in fair value of contingent consideration	893	-	893	-
Change in fair value of interest rate swap	(54)	(32)	(118)	219
Non-GAAP income before income taxes	$8,665	$4,491	$13,939	$7,803